EXHIBIT 99.1

CONTACT
Jeff Finn
Director of Investor Relations
Advanced Fibre Communications, Inc.
(707) 794-7555
(888) 875-7555
investor.relations@afc.com
www.afc.com

FOR IMMEDIATE RELEASE

AFC Reports
Fiscal Year 2003 and Fourth Quarter Financial Results

PETALUMA, Calif., January 27, 2004 — AFC® (Nasdaq: AFCI) today reported financial results for the fiscal year and fourth quarter ended December 31, 2003.

Revenues for the fourth quarter of 2003 were $84.8 million on a generally accepted accounting principles (GAAP) basis, compared with $85.2 million in the third quarter of 2003. Revenues for the fourth quarter of 2002 were $85.7 million. Net income for the fourth quarter of 2003 was $5.7 million, or $0.06 per share, compared with $9.3 million, or $0.11 per share, in the third quarter of 2003. Net income for the fourth quarter of 2002 was $17.6 million, or $0.21 per share.

Revenues for fiscal year 2003 were $333.5 million, compared with $344.1 million for fiscal year 2002. Net income for fiscal year 2003 was $26.7 million, or $0.31 per share, compared with $31.8 million, or $0.37 per share, for fiscal year 2002.

Net income for the core business, which excludes certain items, was $8.6 million, or $0.10 per share, in the fourth quarter of 2003, compared with $9.6 million, or $0.11 per share, in the third quarter of 2003. Core business net income for the fourth quarter of 2002 was $8.0 million, or $0.09 per share. Core business net income was $34.0 million, or $0.39 per share in fiscal year 2003, compared with $24.4 million, or $0.29 per share, in fiscal year 2002.

Reconciliations between GAAP results and core business results are provided immediately following the condensed consolidated statements of cash flows. These core business measures are not in accordance with, or alternatives to, GAAP, and may be different from measures used by other companies. We believe core business results help investors better understand the financial performance of our core business. We also believe core business results provide a more consistent and useful basis for comparison between periods and for making projections. AFC management primarily uses core business results for budgeting purposes, reviewing business performance and making investment decisions.

“In spite of the modest decline in annual revenues due to a challenging industry environment, we increased core business net income by 39% to $34.0 million in 2003 from $24.4 million in 2002,” said John Schofield, chairman, president and chief executive officer at AFC. “Over the year we experienced growing demand for our broadband solutions. Our shipments of DSL lines in the fourth quarter were the largest ever, with 105,000 lines shipped. This gives us approximately 250,000 DSL lines shipped in 2003, another record for AFC.

“Two events of major importance occurred during the last few months,” continued Schofield. “In November we announced that we signed a Letter of Agreement with Verizon, which outlined key terms of a pending contract for Fiber-to-the-Premises (FTTP) equipment. On January 5, we announced the signing of a definitive agreement to acquire North American Access (NAA), a business unit of Marconi Communications, Inc., a subsidiary of Marconi Corporation plc. This proposed transaction supports AFC’s business strategy to expand its optical access portfolio, and enhance its ability to serve the demands and requirements of large telecommunications carriers.

“I believe the progress we made in 2003 ensures that AFC will not only maintain a highly competitive position as an access vendor in our industry, but also that we have positioned ourselves to be a leader for some time to come.”

Today’s Earnings Conference Call and Webcast

AFC will discuss its fiscal year 2003 and fourth quarter results on a conference call and audio Webcast scheduled today, January 27, at 1:30 p.m. PST. U.S. callers can access the conference call at (800) 245-1683 and international callers may dial (312) 461-0745. The audio Webcast will be simultaneously available online at: http://www.afc.com/investors/investors.asp

The conference call replay will be available for approximately 72 hours following the call. U.S. callers can access the replay by dialing (800) 839-6713 and entering passcode 6037002. International callers may dial (402) 220-2306 and enter passcode 6037002. An audio Webcast replay will also be available at http://www.afc.com/investors/investors.asp. for approximately 12 months following the original call.

# # #

About AFC

Headquartered in Petaluma, Calif., AFC is a leading provider of broadband access solutions for the global telecommunications industry. With a customer base of more than 800 service providers worldwide, AFC continues to build and support the world’s evolving broadband access network architecture. Advanced Fibre Communications, Inc., AFC, and the AFC logo are registered trademarks of Advanced Fibre Communications, Inc. Copyright 2004. All rights reserved. Any other trademarks are the property of their respective owners. For more information, visit AFC online at www.afc.com or call 1-(800) 690-AFCI.

Forward-Looking Statements

Except for historical information contained in this press release, the foregoing contains forward-looking statements, including statements concerning the expectation that demand for AFC’s broadband solutions will grow. These statements involve risks and uncertainties. Actual results may differ materially from those indicated by such forward-looking statements based on a variety of risks and uncertainties, including the risks and uncertainties relating to growth in demand for broadband services; the risk that the closing of AFC’s pending acquisition of NAA will not occur due to failure of a closing condition; that AFC will not be able to successfully integrate NAA products and employees into AFC; that AFC’s new products will not achieve anticipated market acceptance; and that AFC will experience increased competition due to its expanded product offering.

Information about potential factors that could affect AFC’s financial results is included in AFC’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which have been filed with the Securities and Exchange Commission. We undertake no obligation to revise or update these forward-looking statements to reflect events or circumstances after today or to reflect the occurrence of unanticipated events.

ADVANCED FIBRE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2003	2002	2003	2002

Revenues	$84,753	$85,746	$333,457	$344,063
Cost of revenues	42,001	43,356	169,368	179,957

Gross profit	42,752	42,390	164,089	164,106

Operating expenses:
Research and development	15,981	15,534	66,148	61,658
Sales and marketing	10,316	10,997	40,512	47,625
General and administrative	7,443	6,303	28,756	26,370
Amortization and write down of acquired intangibles	3,047	912	4,840	3,275
Securities litigation settlement costs	—	1,500	—	4,443
In-process research and development	—	27	—	12,423

Total operating expenses	36,787	35,273	140,256	155,794

Operating income	5,965	7,117	23,833	8,312
Other income (expense):
Interest income, net	2,649	1,756	11,361	7,649
Unrealized gains on Cisco investment	—	3,348	1,386	18,352
Equity in losses of investee	—	—	—	(1,079)
Other	(977)	13,604	(973)	13,581

Total other income, net	1,672	18,708	11,774	38,503

Income before income taxes	7,637	25,825	35,607	46,815
Income taxes	1,909	8,264	8,902	14,981

Net income	$5,728	$17,561	$26,705	$31,834

Basic net income per share	$0.07	$0.21	$0.31	$0.38

Shares used in basic per share computations	86,963	84,211	85,849	83,380

Diluted net income per share	$0.06	$0.21	$0.31	$0.37

Shares used in diluted per share computations	89,373	85,577	87,470	85,292

ADVANCED FIBRE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	December 31,
	2003	2002

Assets
Current assets:
Cash and cash equivalents	$246,552	$94,754
Cisco marketable securities and related hedge contracts	250,786	688,840
Other marketable securities	594,230	215,624
Accounts receivable, net	54,464	40,723
Inventories, net	18,959	30,553
Other current assets	27,026	24,073

Total current assets	1,192,017	1,094,567
Property and equipment, net	43,762	51,076
Goodwill	55,883	56,119
Other acquired intangible assets, net	1,639	5,675
Other assets	24,415	25,555

Total assets	$1,317,716	$1,232,992

Liabilities & stockholders’ equity
Current liabilities:
Accounts payable	$11,112	$7,503
Accrued liabilities	39,605	46,726
Cisco securities loans payable	250,786	—
Current taxes payable	26,989	33,875
Deferred tax liabilities	—	221,673

Total current liabilities	328,492	309,777
Long-term liabilities	4,068	4,426
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par	—	—
Common stock, $0.01 par	871	844
Additional paid-in capital	376,394	336,542
Deferred compensation	(29)	(833)
Accumulated other comprehensive income	1,560	1,880
Retained earnings	607,200	580,495
Treasury stock	(840)	(139)

Total stockholders’ equity	985,156	918,789

Total liabilities and stockholders’ equity	$1,317,716	$1,232,992

ADVANCED FIBRE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended
	December 31,

	2003	2002

Cash flows from operating activities:
Net income	$26,705	$31,834
Adjustments to reconcile net income to net cash provided by operating activities:
Cash proceeds from settlement of Cisco hedge contracts	690,226	—
Deferred income taxes	(243,521)	359
Depreciation and amortization	18,376	20,266
Current income taxes	(6,886)	10,919
Tax benefit from option exercises	7,664	9,239
Interest receivable	(4,177)	376
Other non-cash adjustments to operating income	3,393	988
Write down of impaired intangible asset	2,800	—
Unrealized gains on Cisco investment	(1,386)	(18,351)
Write down of impaired investment	1,000	—
Allowance for doubtful accounts	407	850
In-process research and development	—	12,423
Equity in losses of investee, net of tax	—	734
Changes in operating assets and liabilities:
Accounts receivable	(13,912)	16,760
Inventories	11,594	(478)
Other current assets	18,895	90
Other assets	303	1,666
Accounts payable	3,609	(3,027)
Accrued and other liabilities	(7,479)	(5,492)

Net cash provided by operating activities	507,611	79,156

Cash flows from investing activities:
Purchases of other marketable securities	(5,280,430)	(566,187)
Sales of other marketable securities	4,522,500	454,474
Maturities of other marketable securities	382,965	145,230
Purchases of property and equipment, net of disposals	(12,362)	(11,218)
Acquisition, net of cash acquired	—	(42,978)
Restricted investment	—	(20,120)

Net cash used in investing activities	(387,327)	(40,799)

Cash flows from financing activities:
Proceeds from common stock issuances	32,215	17,008
Purchase of treasury stock	(701)	(139)

Net cash provided by financing activities	31,514	16,869

Increase in cash and cash equivalents	151,798	55,226
Cash and cash equivalents, beginning of period	94,754	39,528

Cash and cash equivalents, end of period	$246,552	$94,754

ADVANCED FIBRE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF GAAP RESULTS TO CORE BUSINESS RESULTS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended December 31, 2003

		Adjustments
		from GAAP	Core Business
	GAAP Results	to Core Results	Results

Revenues	$84,753		$84,753
Cost of revenues	42,001	1,273 [1,2]	43,274

Gross profit	42,752	(1,273)	41,479

Operating expenses:
Research and development	15,981	(513)[3]	15,468
Sales and marketing	10,316	(21)[3]	10,295
General and administrative	7,443	(487)[3]	6,956
Amortization and write down of acquired intangibles	3,047	(3,047)[4,5]	—

Total operating expenses	36,787	(4,068)	32,719

Operating income	5,965	2,795	8,760
Other income (expense):
Interest income, net	2,649		2,649
Other	(977)	1,000 [6]	23

Total other income	1,672	1,000	2,672

Income before income taxes	7,637	3,795	11,432
Income taxes	1,909	949	2,858

Net income	$5,728	$2,846	$8,574

Basic net income per share	$0.07		$0.10

Shares used in basic per share computations	86,963		86,963

Diluted net income per share	$0.06		$0.10

Shares used in diluted per share computations	89,373		89,373

Notes:

1) Adjustment of $1,411 arises from change in warranty estimate methodology in 2003.

2) Adjustment of ($138) related to leased facility write-offs resulting from a workforce reduction initiated in 2003.

3) Adjustments related to leased facility write-offs resulting from a workforce reduction initiated in 2003.

4) Adjustment of $247 arises from amortization of intangible assets resulting from the acquisition of AccessLan Communications, Inc. in 2002.

5) Adjustment of $2,800 related to impairment and write down of completed technology asset in 2003.

6) Adjustment related to impairment and write down of minority interest equity investment in 2003.

ADVANCED FIBRE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF GAAP RESULTS TO CORE BUSINESS RESULTS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended September 30, 2003

		Adjustments
		from GAAP	Core Business
	GAAP Results	to Core Results	Results

Revenues	$85,214		$85,214
Cost of revenues	44,600		44,600

Gross profit	40,614		40,614

Operating expenses:
Research and development	14,831		14,831
Sales and marketing	9,355		9,355
General and administrative	6,498		6,498
Amortization of acquired intangibles	349	(349)[1]	—

Total operating expenses	31,033	(349)	30,684

Operating income	9,581	349	9,930
Other income:
Interest income, net	2,850		2,850

Total other income	2,850		2,850

Income before income taxes	12,431	349	12,780
Income taxes	3,108	87	3,195

Net income	$9,323	$262	$9,585

Basic net income per share	$0.11		$0.11

Shares used in basic per share computations	86,246		86,246

Diluted net income per share	$0.11		$0.11

Shares used in diluted per share computations	87,906		87,906

Notes:

1)	Adjustment arises from amortization of intangible assets resulting from the acquisition of AccessLan Communications, Inc. in 2002.

ADVANCED FIBRE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF GAAP RESULTS TO CORE BUSINESS RESULTS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended December 31, 2002

		Adjustments
		from GAAP	Core Business
	GAAP Results	to Core Results	Results

Revenues	$85,746		$85,746
Cost of revenues	43,356		43,356

Gross profit	42,390		42,390

Operating expenses:
Research and development	15,534	(492)[1]	15,042
Sales and marketing	10,997		10,997
General and administrative	6,303		6,303
Amortization of acquired intangibles	912	(912)[2]	—
Securities litigation settlement costs	1,500	(1,500)[3]	—
In-process research and development	27	(27)[4]	—

Total operating expenses	35,273	(2,931)	32,342

Operating income	7,117	2,931	10,048
Other income:
Interest income, net	1,756		1,756
Unrealized gains on Cisco investment	3,348	(3,348)[5]	—
Other	13,604	(13,600)[6]	4

Total other income	18,708	(16,948)	1,760

Income before income taxes	25,825	(14,017)	11,808
Income taxes	8,264	(4,486)	3,778

Net income	$17,561	$(9,531)	$8,030

Basic net income per share	$0.21		$0.10

Shares used in basic per share computations	84,211		84,211

Diluted net income per share	$0.21		$0.09

Shares used in diluted per share computations	85,577		85,577

Notes:

1)	Adjustment arises from the closure of a research and development office in 2002.

2)	Adjustment arises from the acquisition of AccessLan Communications, Inc. in 2002.

3)	Adjustment arises from the securities litigation settlement in 2002.

4)	Adjustment arises from the acquisition of AccessLan Communications, Inc. in 2002.

5)	Adjustment arises from income generated by Cisco securities holdings and related hedge contracts.

6)	Adjustment arises from a distribution payment due from Marconi Communications Inc. as a result of a litigation settlement in 2000.

ADVANCED FIBRE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF GAAP RESULTS TO CORE BUSINESS RESULTS
(In thousands, except per share data)
(Unaudited)

	For the Year Ended December 31, 2003

		Adjustments
		from GAAP	Core Business
	GAAP Results	to Core Results	Results

Revenues	$333,457		$333,457
Cost of revenues	169,368	495 [1,2]	169,863

Gross profit	164,089	(495)	163,594

Operating expenses:
Research and development	66,148	(2,400)[3]	63,748
Sales and marketing	40,512	(492)[3]	40,020
General and administrative	28,756	(2,825)[3]	25,931
Amortization and write down of acquired intangibles	4,840	(4,840)[4,5]	—

Total operating expenses	140,256	(10,557)	129,699

Operating income	23,833	10,062	33,895
Other income (expense):
Interest income, net	11,361		11,361
Unrealized gains on Cisco investment	1,386	(1,386)[6]	—
Other	(973)	1,000 [7]	27

Total other income	11,774	(386)	11,388

Income before income taxes	35,607	9,676	45,283
Income taxes	8,902	2,419	11,321

Net income	$26,705	$7,257	$33,962

Basic net income per share	$0.31		$0.40

Shares used in basic per share computations	85,849		85,849

Diluted net income per share	$0.31		$0.39

Shares used in diluted per share computations	87,470		87,470

Notes:

1)	Adjustment of $1,411 arises from change in warranty estimate methodology in 2003.

2)	Adjustment of ($916) related to severance and leased facility write-offs resulting from a workforce reduction initiated in 2003.

3)	Adjustments related to leased facility write-offs resulting from a workforce reduction initiated in 2003.

4)	Adjustment of $2,040 arises from amortization of intangible assets resulting from the acquisition of AccessLan Communications, Inc. in 2002.

5)	Adjustment of $2,800 related to impairment and write down of completed technology asset in 2003.

6)	Adjustment arises from income generated by Cisco securities holdings and related hedge contracts.

7)	Adjustment related to impairment and write down of minority interest equity investment in 2003.

ADVANCED FIBRE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF GAAP RESULTS TO CORE BUSINESS RESULTS
(In thousands, except per share data)
(Unaudited)

	For the Year Ended December 31, 2002

		Adjustments
		from GAAP	Core Business
	GAAP Results	to Core Results	Results

Revenues	$344,063		$344,063
Cost of revenues	179,957		179,957

Gross profit	164,106		164,106

Operating expenses:
Research and development	61,658	(931)[1]	60,727
Sales and marketing	47,625		47,625
General and administrative	26,370		26,370
Amortization of acquired intangibles	3,275	(3,275)[2]	—
Securities litigation settlement costs	4,443	(4,443)[3]	—
In-process research and development	12,423	(12,423)[2]	—

Total operating expenses	155,794	(21,072)	134,722

Operating income	8,312	21,072	29,384
Other income (expense):
Interest income, net	7,649		7,649
Unrealized gains on Cisco investment	18,352	(18,352)[4]	—
Equity in losses of investee	(1,079)		(1,079)
Other	13,581	(13,600)[5]	(19)

Total other income, net	38,503	(31,952)	6,551

Income before income taxes	46,815	(10,880)	35,935
Income taxes	14,981	(3,482)	11,499

Net income	$31,834	$(7,398)	$24,436

Basic net income per share	$0.38		$0.29

Shares used in basic per share computations	83,380		83,380

Diluted net income per share	$0.37		$0.29

Shares used in diluted per share computations	85,292		85,292

Notes:

1)	Adjustment arises from the closure of research and development offices in 2002.

2)	Adjustment arises from the acquisition of AccessLan Communications, Inc. in 2002.

3)	Adjustment arises from the securities litigation settlement in 2002.

4)	Adjustment arises from income generated by Cisco securities holdings and related hedge contracts.

5)	Adjustment arises from a distribution payment due from Marconi Communications Inc. as a result of a litigation settlement in 2000.